                                                                      EXHIBIT 14
                                                                      ----------
                                NGC CORPORATION

                       SENIOR MANAGEMENT SHARE SALE PLAN

     1.  PURPOSE

          The NGC Corporation Senior Management Share Sale Plan (this "Plan") is intended to provide members of senior management of NGC Corporation, a Delaware corporation (the "Company"), British Gas Holdings, Inc., a Delaware corporation ("BG"), Chevron U.S.A. Inc. a Pennsylvania corporation ("Chevron") and NOVA Gas Services (U.S.) Inc. a Delaware corporation ("NOVA"), with a well-defined mechanism to facilitate the private sale of common shares of the stock of the Company by members of senior management of the Company to BG, Chevron and NOVA.

     2.  DEFINITIONS

          For purposes of this Plan, the following terms shall have the respective meanings set forth below.

          a. "BANKING DAY" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York, London, England, or Calgary, Alberta, Canada.

          b. "BOARD" means the Board of Directors of the Company, as constituted from time to time.

          c. "BUYER(S)" means with respect to any Offered Shares one or more of BG, Chevron and NOVA who have elected to purchase shares of Common Stock offered for sale by Management Members pursuant to this Plan.

          d. "COMMON STOCK" means the class of stock, which, as of the effective date of this Plan is designated as Common Stock of the Company.

          e.   "COMPANY" shall have the meaning set forth in Section 1.
                                                             ---------

          f. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor law.

          g. "MANAGEMENT MEMBERS" means members of senior management of the Company.

          h.   "NOTICE OF ACCEPTANCE" means a notice in the form of Exhibit B
                                                                    ---------

          i.   "NOTICE OF INSTRUCTION" means a notice in the form of Exhibit C
                                                                     ---------

          j.  "NGC DESIGNATED PERSON" means the general counsel of the Company.

          k. "OFFER DATE" means a day on which the NGC Designated Person notifies BG, Chevron and NOVA, pursuant to Section 5(a), of the aggregate number
                                           ------------
of shares of Common Stock which the Management Members desire to sell.

          l. "OFFERED SHARES" means the shares of Common Stock offered for sale by Sellers from time to time pursuant to an Offer of Sale Notice pursuant to this Plan.

          m.  "OFFER OF SALE NOTICE" means a notice in the form of Exhibit A.
                                                                   ---------

          n.   "PLAN" shall have the meaning set forth in Section 1.
                                                          ---------

          o.  "PURCHASE PRICE" shall have the meaning set forth in Section 4(d).
                                                                   ------------

          p. "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor law.

          q. "SELLER(S)" means with respect to any Offered Shares each Management Member who has elected to offer for sale shares of Common Stock pursuant to this Plan.

          r. "TRANSFER AGENT" means ChaseMellon Shareholder Services L.L.C. or any successor transfer agent appointed by the Company.

          s. "WEIGHTED AVERAGE PRICE" means with respect to any Offered Shares the volume weighted average price of the Common Stock on the New York Stock Exchange as reported by the Bloomberg Average Quote Recap for the five trading days preceding the Offer Date, the Offer Date and the five trading days immediately following the Offer Date. In the event that the Bloomberg Average Quote Recap is unavailable for the eleven trading day period consisting of the five trading days preceding the Offer Date, the Offer Date and the five trading days immediately following the Offer Date, then the weighted average price shall be calculated by multiplying the price of each trade of Common Stock times the volume of each such trade of Common Stock made during such eleven trading day period on the New York Stock Exchange and dividing that product by the total amount of Common Stock traded on the New York Stock Exchange during such eleven day trading period, all as reported by the New York Stock Exchange. In the event the Common Stock is not publicly traded on an Offer Date, the determination of its market value shall be made by the Board in such manner as it deems appropriate.

     3.  ELIGIBILITY AND PARTICIPATION

          a. ELIGIBILITY. Subject to the provisions of this Plan, each Management Member shall be entitled to offer to sell shares of Common Stock under this Plan at any time and from time to time during the term of this Plan.

          b. PARTICIPATION RESTRICTIONS. Each Management Member hereby acknowledges that this Plan merely establishes a convenient mechanism for the sale of Common Stock. This Plan does not exempt any Management Member from any law, rule, regulation or policy or any contractual restriction to which any such Management Member may be subject, including, without limitation, the requirements of Section 16 of the Exchange Act, restrictions on insider trading and the Company's policies relating to the purchase and sale of its securities by its directors, officers, employees and affiliates. Management Members understand that they should consult with counsel prior to making any sale of Common Stock.

     4.  TERM OF AGREEMENT

          This Plan shall become effective on January 1, 1997, and shall continue in effect until December 31, 1999, and thereafter shall continue in effect until such date that any one of BG, Chevron and NOVA shall give the other participants written notification of termination.

     5.  OFFER AND SALE OF COMMON STOCK

          a.   OFFER OF SALE NOTICE.  Subject to the provisions of Section 3(b),
                                                                   ------------
each Management Member may elect to offer to sell shares of Common Stock at any time during the term of this Plan by filling out and returning an Offer of Sale Notice to the NGC Designated Person after the public release by the Company and prior to the close of business on the ninth trading day following the public release by the Company of its financial results for the preceding calendar quarter indicating the number of shares of Common Stock which that Management Member wishes to irrevocably offer to sell to BG, Chevron and NOVA. The NGC Designated Person shall notify BG, Chevron and NOVA of the aggregate number of Offered Shares on the ninth trading day following the public release by the Company of its financial results for the preceding calendar quarter.

          b. RESTRICTIONS ON MANAGEMENT MEMBER TRADING. Each Seller shall refrain from trading his or her shares of Common Stock and engaging in any activity other than in the ordinary course of the Company's business that could influence the price of the Company's Common Stock from the date of public release by the Company until following the fourteenth trading day following the public release by the Company of its financial results for the preceding calendar quarter.

          c. ACCEPTANCE OF OFFER OF SALE. BG, Chevron and NOVA shall notify the NGC Designated Person prior to the close of business on the third trading day following the Offer Date of the number of shares of Common Stock which each wishes to purchase by filling out and returning a Notice of Acceptance. If any of BG, Chevron or NOVA does not return a Notice of Acceptance on a timely basis, such entity shall be deemed to have refused to purchase any of the Offered Shares. Each of BG, Chevron and NOVA shall have the right, but not the obligation, to purchase one-third of the Offered Shares, and any of BG, Chevron and NOVA that elects to purchase any of the Offered Shares shall have the right, but not the obligation, to purchase on a pro rata basis (based on the number of shares of

Common Stock accepted for purchase pursuant to the Notice of Acceptance) any Offered Shares not purchased by one or both of the other. If all Offered Shares are not accepted for purchase, the unsold Offered Shares shall be returned to the Sellers on a pro rata basis.

          d. DETERMINATION OF TOTAL PURCHASE PRICE. The Purchase Price for shares of Common Stock purchased pursuant to the Plan shall be the Weighted Average Price of shares of Common Stock, less six cents ($0.06) per share of Common Stock.

          e. MINIMUM COLLECTIVE OFFERING OF SALE. Notwithstanding any other terms in this Plan, if the aggregate number of shares of Common Stock that Management Members desire to sell in any given quarter is less than 150,000 shares of Common Stock, no shares of Common Stock offered for sale by one or more Management Members shall be offered or sold pursuant to this Plan during such calendar quarter.

          f. CLOSING OF PURCHASE. The closing of any sale made pursuant to the Plan shall take place on the second Banking Day following the fifth trading day following the Offer Date (the "Closing Date") if the closing conditions set forth in Section 7 are satisfied.

          g. LEGAL COMPLIANCE. No shares of the Common Stock shall be purchased under this Plan unless legal counsel for the Company shall be satisfied that such purchase will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. If, at any time specified herein for the sale of Common Stock, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, its subsidiaries or any Management Member (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such shares to be sold, the purchase shall be deferred until such required action is taken.

     6.   VOLUME LIMITATIONS

          Except as set forth in Section 5(e), there shall be no limitation,
                                 ------------
either maximum or minimum, on the number of shares of Common Stock that may be sold by Management Members pursuant to the Plan, individually or in the aggregate.

     7.   CLOSING CONDITIONS FOR EACH PURCHASE OF COMMON STOCK

          a. The following closing conditions must be satisfied or waived prior to 10:00 a.m. (Houston time) on the Banking Day immediately preceding the Closing Date:

               (i) DEPOSIT OF SHARE CERTIFICATES. Each Seller shall deliver to the NGC Designated Person or the Transfer Agent share certificates (the "Share Certificates") representing at least the number of shares of Common Stock such Seller has offered for sale and which one or more Buyers have elected to purchase.

               (ii) NOTICE OF INSTRUCTION. Each Seller shall deliver to the NGC Designated Person a Notice of Instruction.

               (iii) CONFIRMATION OF RECEIPT. The NGC Designated Person shall notify each Buyer by the close of business on the Banking Day immediately preceding the Closing Date pursuant to the notice provisions set forth in
Section 9 that the Share Certificates and Notices of Instruction have been
---------
received.

          b. PURCHASE PRICE. On the Closing Date, each Buyer shall pay the Purchase Price of the number of shares of Common Stock such Buyer has elected to purchase pursuant to this Plan by bank wire in immediately available funds of an amount equal to the Purchase Price for the shares purchased to the escrow account, as specified below, established by the NGC Designated Person for the purpose of effecting the transactions contemplated under this Plan:


          First Chicago NBO
          Account Name:  NGC Corporation
          ABA No. 071000013
          Acct. No. 5586577

     8.   ESCROW AGENT

          The NGC Designated Person hereby agrees to serve as escrow agent for the transactions contemplated by this Plan. Upon the satisfaction or waiver of the closing conditions set forth in Section 7 above, the NGC Designated Person
                                    ---------
shall transfer from the escrow account to each Seller by bank wire in immediately available funds the amount of the Purchase Price due to each Seller for its sale of Common Stock pursuant to this Plan. In the event the closing conditions set forth in Section 7 above have not been satisfied or waived by
                        ---------
10:00 a.m. (Houston time) of the Closing Date, and such Closing Date has not been extended pursuant to written instructions of Buyers and Sellers, the NGC Designated Person shall return all Share Certificates to the respective Sellers and shall return the money deposited in the escrow account to the depositing party.

          Notwithstanding the foregoing, to the extent all closing conditions for the sale of Common Stock to any one or more Buyer (the "Closing Buyers") or by one or more Sellers (the "Closing Sellers") have been satisfied or waived in a timely manner, and the closing conditions not satisfied or waived relate to sales to other Buyers or by other Sellers, the sale of Common Shares pursuant to this Plan shall be unaffected as to the Closing Buyers and Closing Sellers.

     9.   NOTICES

          Notices to any parties relating to this Plan shall be in writing and effective when mailed by certified mail, delivered by courier, or personally delivered to such party at the address shown below, or sent via facsimile transmission to the facsimile number shown below, or to such other address or facsimile number provided in writing to each of the following:

          If to the Company or the NGC Designated Person:

                (a) on or prior to April 4, 1997

                    NGC Corporation
                    Suite 1200
                    13430 Northwest Freeway
                    Houston, Texas 77040
                    U.S.A.
                    Attention:  General Counsel

                    Facsimile:                  (713) 507-6808

               (b)  after April 4, 1997

                    NGC Corporation
                    1000 Louisiana, Suite 5800
                    Houston, Texas 77002
                    U.S.A.
                    Attention:  General Counsel

                    Facsimile:  (713) 507-6808

          If to BG:

               BG Holdings, Inc.
               100 Thames Valley Park Drive
               Redding, Berkshire RG6 1PT
               United Kingdom
               Attention:  Nick Woolacott

               Facsimile:  011-44-118-929-3650

          If to Chevron:

               Chevron U.S.A., Inc.
               575 Market Street
               6th Floor, Room 608
               San Francisco, California
               Attention:  Jeff Price

               Facsimile:  415-894-0593

          If to NOVA:

               NOVA Gas Services (U.S.) Inc.
               645 Seventh Avenue S.W.
               Calgary, Alberta, Canada
               T2P 2N6
               Attention: Vice President, Legal, NOVA Gas,
                          International Ltd.

               Facsimile:  403-294-4059

     10.  REPRESENTATIONS AND WARRANTIES OF SELLERS

          Each Management Member electing to offer for sale shares of Common Stock pursuant to this Plan shall represent and warrant to each Buyer that, as of the date of the Offer for Sale Notice and the Closing Date, with such representations and warranties surviving the Closing Date, that:

          a. The Management Member has good and marketable title to the Offered Shares, free and clear of any liens, pledges, encumbrances, options, charges or claims of any kind whatsoever; and

          b. The Management Member has the full right, power and authority to sell, assign, transfer and deliver the Offered Shares to the Buyers.

     11.  REPRESENTATIONS AND WARRANTIES OF BUYERS

          Each Buyer electing to purchase Offered Shares shall represent and warrant to each Seller, as of the date of the Notice of Acceptance and the Closing Date, that:

          a. The Buyer is acquiring the Offered Shares for its own account, for investment purposes only and not with a view to, and not for offer or sale in connection with, any distribution or resale of the Offered Shares, and no one other than the Buyer has any beneficial interest in the Offered Shares;

          b. The Buyer is a major stockholder of the Company and has had access to and has reviewed such information concerning the Company which the Buyer considers necessary or appropriate to evaluate the risks and merits of an investment in the Offered Shares;

          c. The Buyer has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Company so as to receive answers and verify information obtained in the Buyer's examination of the Company, including the information referred to in Subsection 11.b and any other documents or information that the Buyer has reviewed in relation to its investment in the Company;

          d. No oral or written representations have been made to the Buyer in connection with the Buyer's acquisition of the Offered Shares which were in any way inconsistent with the information reviewed by the Buyer;

          e. The Buyer has such knowledge and experience in financial, tax and business matters generally that it is capable of evaluating the merits and risks of its acquisition of the Offered Shares;

          f. The Buyer understands that the Offered Shares that it acquires shall be restricted securities and may not, without full compliance with the registration and prospectus delivery requirements of the Securities Act, be offered, sold or delivered except in a transaction exempt from, or not subject to, the registration and prospectus delivery requirements of the Securities Act;

          g. The Buyer will not transfer or pledge any or all of the Offered Shares in violation of the Securities Act or any applicable Blue Sky Laws and in the event that the Buyer pledges any of the Offered Shares, Buyer will advise the pledgee of the transfer restrictions imposed on the Offered Shares by this Plan and will use its best efforts to obtain an undertaking from such pledgee not to transfer such Offered Shares in violation of the Securities Act or applicable Blue Sky Laws; and

          h. The Buyer has full power and authority to purchase the Offered Shares and to invest in the Common Stock, and such purchase, including any terms and conditions applicable to purchases by the Buyer pursuant to this Plan, constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

     12.  LEGENDS TO SHARE CERTIFICATES

          The parties acknowledge that the share certificates representing the shares of Common Stock issued to a Buyer following a purchase under this Plan shall bear the following legends:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

         THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS,
         RESTRICTIONS ON TRANSFER, AND

          OTHER TERMS AND CONDITIONS SET FORTH IN A STOCKHOLDERS
          AGREEMENT, DATED AS OF MAY 22, 1996, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          THIS SECURITY IS SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE NGC CORPORATION SENIOR MANAGEMENT SHARE SALE PLAN, EFFECTIVE AS OF JANUARY 1, 1997, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     13.  MISCELLANEOUS

          a. GOVERNING LAW. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws thereunder.

          b. CAPTIONS AND HEADINGS. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of this Plan.

          c. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining part of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included.

          d. OBLIGATIONS SEVERAL, NOT JOINT. The obligations of Sellers under this plan shall be several and not joint. The obligation of Buyers under this plan shall be several and not joint.


Exhibit A:  Form of Offer of Sale Notice
Exhibit B:  Form of Notice of Acceptance
Exhibit C:  Form of Notice of Instruction

                                   EXHIBIT A

     Any Management Member who desires to sell shares of Common Stock pursuant to the Plan shall fill out and deliver the following (i) by telecopy to Kenneth
E. Randolph at telecopy number (713) 507-6808, and confirm the receipt thereof by telephone at (713) 507-6816 (ii) by overnight courier to the address specified below:


                          FORM OF OFFER OF SALE NOTICE

                            __________________, 19__



NGC Corporation
13430 Northwest Freeway
Houston, Texas  77040
Attention:  Kenneth E. Randolph

Dear Mr. Randolph:

          The undersigned Management Member under the NGC Corporation Senior Management Share Sale Plan (the "Plan"), hereby advises you that I hereby elect to sell the following number of shares of Common Stock, subject to all terms and conditions set forth in the Agreement:

                            ________________ Shares


          I hereby expressly represent and warrant to the Buyers that the representations and warranties set forth in Section 10 of the Plan are true and correct as of this date and as of the Closing Date.



                                      Very truly yours,



                                      ----------------------------------
                                      Printed Name: --------------------



                                      ----------------------------------
                                      Spouse Name:

                                   EXHIBIT B

          If BG, Chevron or NOVA desires to purchase shares of Common Stock offered for sale by Sellers pursuant to the Plan, they shall fill out and deliver the following (i) by telecopy to Kenneth E. Randolph at telecopy number
(713) 507-6808, and confirm the receipt thereof by telephone at (713) 507-6816 and (ii) by overnight courier to the address specified below:


                          FORM OF NOTICE OF ACCEPTANCE

                            __________________, 19__



NGC Corporation
13430 Northwest Freeway
Houston, Texas  77040
Attention:  Kenneth E. Randolph

Dear Mr. Randolph:

          The undersigned, _________________________, under the NGC Corporation Senior Management Share Sale Plan (the "Plan"), hereby advises you that the undersigned hereby elects to purchase the following number of shares of Common Stock being offered for sale by Management Members, subject to all terms and conditions set forth in the Plan.

(Check all applicable boxes)


         [_] _________________ shares (check this box only if less than one-third of the Offered Shares).

         [_]   One-third of Offered Shares.

         [_]   One-third of Offered Shares, and
                                            ---

               [_] pro rata share of any Offered Shares not purchased by another Buyer or possible Buyer; or

               [_] pro rata share of any Offered Shares not purchased by another Buyer or possible Buyer up to ____________ additional shares.

          I hereby expressly represent and warrant to the Sellers the representations and warranties set forth in Section 11 of the Agreement are true and correct as of this date and as of the Closing Date.


                              Very truly yours,


                              _______________________________________,

                              a ________________ corporation


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

                                   EXHIBIT C

                             NOTICE OF INSTRUCTION


To:  Kenneth E. Randolph
                              General Counsel
                              NGC Corporation


          On behalf of __________________________________, I hereby irrevocably authorize and instruct you to direct ChaseMellon Shareholders Services L.L.C. (the "Transfer Agent") to effect the following transfers of Common Shares of NGC Corporation immediately following your wire transfer of payment to me for such shares.

          (i)   ____________________________________

          (ii)  ____________________________________

          (iii) ____________________________________


          In connection with the foregoing transfers, you are further authorized and directed to tender to the Transfer Agent share certificates for Common Shares of NGC Corporation which I have deposited with you.



Dated this ____ day of _________________, 19___

_____________________________________

Seller Name:  _______________________